(215) 981-4368


                                                                     EXHIBIT 5.1



                                  May 10, 1996



MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, New Jersey 08053

Gentleman:

                  We have acted as special counsel to MedQuist Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-1 (No. 333-3050) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company to the public of up to 2,200,000 shares of the Company's common stock, no par value (the "Firm Shares"), as well as the (i) issuance and sale by the Company of up to an additional 307,160 shares of the Company's common stock, no par value (the "Company Option Shares") and (ii) the sale by certain selling shareholders (the "Shareholders") of up to an additional 22,840 shares of the Company's common stock, no par value (the "Shareholder Option Shares"), in each case to cover over-allotments (the Company Option Shares and the Shareholder Option Shares are, collectively, the "Option Shares").

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the Shareholders, and the proposed issuance and sale of the Firm Shares and Option Shares, as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the New Jersey Business Corporation Act ("NJBCA") as in effect on the date hereof.



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MedQuist Inc.
Page 2
May 10, 1996

                  On the basis of the foregoing, we are of the opinion that the Firm Shares and the Option Shares, when sold in accordance with the Underwriting Agreement attached as an exhibit to the Registration Statement, will be legally issued, fully paid and non-assessable under the NJBCA.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and we do not otherwise come within the categories of person whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           PEPPER, HAMILTON & SCHEETZ


                                           By: /s/ James D. Epstein
                                               --------------------------------
                                                      A Partner


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